Exhibit 99.1
ChargePoint Reports Third Quarter Fiscal 2022 Financial Results; Raises Full-Year Revenue Guidance

•Quarterly revenue increased 79% year over year
•Full-year revenue guidance raised to $235 – $240 million
•Activated ports of approximately 163,000 as of October 31; with approximately 45,000 in Europe
•Closed acquisitions of European e-mobility technology provider has·to·be and eBus and commercial vehicle management provider ViriCiti

Campbell, Calif. – December 7, 2021 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint”), a leading electric vehicle (EV) charging network, today reported results for its third quarter of fiscal 2022 ended October 31, 2021.
“ChargePoint has delivered another strong quarter, as we have continued to scale our commercial, fleet and residential verticals across two continents,” said Pasquale Romano, President and CEO of ChargePoint. “The investments we have made over many years have enabled us to capture charging demand from customers preparing for an electric future. This quarter we added more customers at an accelerated rate, while also successfully closing two acquisitions."
Third Quarter Fiscal 2022 Financial Overview

•Revenue. For the third quarter, revenue was $65.0 million, an increase of 79% from $36.4 million in the prior year’s same quarter. Networked charging revenue for the third quarter was $47.5 million, an increase of 111% from $22.6 million and subscription revenue was $13.4 million, up 24% from $10.8 million in the prior year’s same quarter. Revenue growth was significant in North America and Europe across ChargePoint's commercial, fleet and residential verticals.

•Gross Margin. Third quarter GAAP gross margin was 25%, up from 20% in the prior year's same quarter primarily as a result of product cost improvements and the impact of acquisitions. Third quarter non-GAAP gross margin, which primarily excludes stock-based compensation expense and amortization from acquired intangible assets, was 27% compared to 20% in the prior year's same quarter.

•Net Income/Loss. Third quarter GAAP net loss was $69.4 million, which included a $2.4 million loss from the change in fair value of warrant liabilities and $16.0 million in stock-based compensation expense. Non-GAAP pre-tax net loss, which excludes stock-based compensation expense and other items, in the third quarter was $47.3 million as compared to $32.5 million in the prior year's same quarter.
•Liquidity. As of October 31, 2021, cash on the balance sheet was $365.9 million following approximately $210 million of cash payments for both acquisitions.
•Shares Outstanding. As of October 31, 2021, there were approximately 331 million shares of common stock outstanding.
For a reconciliation of our GAAP to non-GAAP results, please see the tables below.
Fourth Quarter and Full-year Guidance
ChargePoint expects revenue of $73 - $78 million for its fourth quarter ending January 31, 2022, and is raising its full year revenue outlook to $235 - $240 million, from $225 - $235 million, for the fiscal year ending January 31, 2022.
Conference Call Information
ChargePoint will host a webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to review its third quarter fiscal 2022 financial results and its outlook for the fourth quarter of and full-year fiscal 2022.

Investors may access the webcast, supplemental financial information and investor presentation at ChargePoint’s investor relations website (investors.chargepoint.com) under the “Events and Presentations” section. A replay will be available three hours after the conclusion of the webcast and archived for one year.
About ChargePoint
ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions available today. ChargePoint’s cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds-of-thousands of places to charge in North America and Europe. To date, more than 98 million charging sessions have been delivered, with drivers plugging into the ChargePoint network every two seconds or less. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact ChargePoint’s North American or European press offices or Investor Relations.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our financial outlook for the fourth fiscal quarter and fiscal year ending January 31, 2022. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: developments and changes in the general market; the continuing impact of COVID-19, including in our business and those of our customers and suppliers; political, economic, and business conditions; our limited operating history as a public company; our ability as an organization to successfully integrate ViriCiti and has·to·be and acquire and integrate other companies, products or technologies in a successful manner; our dependence on widespread acceptance and adoption of EVs and increased installation of charging stations; our current dependence on sales of charging stations for most of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; supply chain interruptions and expense increases; unexpected delays in new product introductions; our ability to expand our operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on September 10, 2021, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.
Use of Non-GAAP Financial Measures
ChargePoint has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends, and in comparing the Company’s financial results with other companies in its industry as well other technology companies, many of which present similar non-GAAP financial measures.
The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP Gross Profit (Gross Margin). ChargePoint defines non-GAAP gross profit as gross profit excluding amortization expense of acquired intangible assets, stock-based compensation expense, and non-recurring costs associated with restructuring. Non-GAAP gross margin is non-GAAP gross profit as a percentage of revenue.

Non-GAAP Cost of Revenue and Operating Expenses (includes Non-GAAP research and development, Non-GAAP sales and marketing and Non-GAAP general and administrative). ChargePoint defines Non-GAAP cost of revenue and operating expenses as cost of revenue and operating expenses excluding amortization expense of acquired intangible assets, stock-based compensation expense, earn-out-related payroll tax expense, non-recurring costs associated with restructuring and professional services fees related to acquisitions and security offerings.
Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net income (loss) excluding amortization expense of acquired intangible assets, stock-based compensation expense and the associated stock-based payroll tax expense, non-recurring costs associated with restructuring, offering costs allocated to warrant liabilities or for share offerings, professional services fees related to acquisitions and security offerings, and non-cash charges related to the revaluation of warrants, earn-out liabilities, and other financial instruments. These amounts do not reflect the impact of any related tax effects. Non-GAAP pre-tax net loss is non-GAAP net loss adjusted for provision for income taxes.
Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. ChargePoint compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of the Company’s operating results.
CHPT-IR
Contacts
Investor Relations
Patrick Hamer
VP, Capital Markets and Investor Relations
Patrick.Hamer@chargepoint.com
investors@chargepoint.com
Press
Jennifer Bowcock
VP, Communications
Jennifer.Bowcock@chargepoint.com
media@chargepoint.com

ChargePoint Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended October 31,		Nine Months Ended October31,
	2021	2020	2021	2020
Revenue
Networked charging systems	$47,511	$22,566	$115,185	$63,591
Subscriptions	13,397	10,782	36,303	29,597
Other	4,126	3,017	10,177	10,910
Total revenue	65,034	36,365	161,665	104,098
Cost of revenue
Networked charging systems	38,720	22,382	97,846	61,406
Subscriptions	7,637	5,322	21,107	14,547
Other	2,621	1,408	6,662	4,100
Total cost of revenue	48,978	29,112	125,615	80,053
Gross profit	16,056	7,253	36,050	24,045
Operating expenses
Research and development	36,751	18,919	102,535	54,071
Sales and marketing	24,361	12,134	62,258	37,301
General and administrative	20,268	8,790	57,467	18,345
Total operating expenses	81,380	39,843	222,260	109,717
Loss from operations	(65,324)	(32,590)	(186,210)	(85,672)
Interest income	25	18	72	298
Interest expense	(3)	(815)	(1,502)	(2,443)
Change in fair value of redeemable convertible preferred stock warrant liability	—	(7,320)	9,237	(18,301)
Change in fair value of assumed common stock warrant liabilities	(2,429)	—	30,911	—
Change in fair value of contingent earnout liability	—	—	84,420	—
Transaction costs expensed	—	—	(7,031)	—
Other (expense) income, net	(2,025)	(85)	(2,200)	46
Net loss before income taxes	(69,756)	(40,792)	(72,303)	(106,072)
Provision for income taxes	(314)	98	(211)	203
Net loss	$(69,442)	$(40,890)	$(72,092)	$(106,275)
Accretion of beneficial conversion feature of redeemable convertible preferred stock	—	(1,752)	—	(60,377)
Cumulative undeclared dividends on redeemable convertible preferred stock	—	(3,960)	(4,292)	(3,960)
Deemed dividends attributable to vested option holders	—	—	(51,855)	—
Deemed dividends attributable to common stock warrants holders	—	—	(110,635)	—
Net loss attributable to common stockholders, basic	$(69,442)	$(46,602)	$(238,874)	$(170,612)
Gain attributable earnout shares issued	—	—	(84,420)	—
Change in fair value of dilutive warrants	—	—	(51,106)	—
Net loss attributable to common stockholders, diluted	$(69,442)	$(46,602)	$(374,400)	$(170,612)
Net loss per share - Basic	$(0.21)	$(3.11)	$(0.84)	$(12.59)
Net loss per share - Diluted	$(0.21)	$(3.11)	$(1.28)	$(12.59)
Weighted average shares outstanding - Basic	325,034,920	14,990,866	286,025,483	13,550,552
Weighted average shares outstanding - Diluted	325,034,920	14,990,866	292,575,318	13,550,552

ChargePoint Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	October 31, 2021	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$365,491	$145,491
Restricted cash	400	400
Accounts receivable, net	66,104	35,075
Inventories	29,893	33,592
Prepaid expenses and other current assets	32,695	12,074
Total current assets	494,583	226,632
Property and equipment, net	34,726	29,988
Intangible assets, net	147,439	—
Operating lease right-of-use assets	23,621	21,817
Goodwill	196,098	1,215
Other assets	12,620	10,468
Total assets	$909,087	$290,120
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders' Deficit
Current liabilities:
Accounts payable	$32,084	$19,784
Accrued and other current liabilities	76,473	47,162
Deferred revenue	58,877	40,934
Debt, current	—	10,208
Total current liabilities	167,434	118,088
Deferred revenue, noncurrent	62,364	48,896
Debt, noncurrent	—	24,686
Operating lease liabilities	23,795	22,459
Deferred Tax Liabilities	35,962	—
Common stock warrant liability	29,282	—
Redeemable convertible preferred stock warrant liability	—	75,843
Other long-term liabilities	4,852	972
Total liabilities	323,689	290,944
Redeemable convertible preferred stock	—	615,697
Stockholders' equity (deficit):
Common stock	33	2
Additional paid-in capital	1,337,247	62,736
Accumulated other comprehensive income (loss)	(376)	155
Accumulated deficit	(751,506)	(679,414)
Total stockholders' equity (deficit)	585,398	(616,521)
Total liabilities, redeemable convertible preferred stock, and stockholders' equity (deficit)	$909,087	$290,120

ChargePoint Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended October 31,
	2021	2020
Cash flows from operating activities
Net loss	$(72,092)	$(106,275)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,158	7,463
Non-cash operating lease cost	3,066	2,865
Stock-based compensation	51,893	3,308
Amortization of deferred contract acquisition costs	1,291	858
Deferred tax benefit	(370)	—
Change in fair value of redeemable convertible preferred stock warrant liability	(9,237)	18,301
Change in fair value of common stock warrant liabilities	(30,911)	—
Change in fair value of contingent earnout liabilities	(84,420)	—
Transaction costs expensed	7,031	—
Other	2,203	1,043
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(26,579)	10,053
Inventories	3,498	(5,975)
Prepaid expenses and other assets	(18,879)	(8,388)
Operating lease liabilities	(2,193)	(2,431)
Accounts payable	10,633	(2,397)
Accrued and other liabilities	16,110	1,569
Deferred revenue	29,715	9,085
Net cash used in operating activities	(109,083)	(70,921)
Cash flows from investing activities
Purchases of property and equipment	(12,064)	(8,913)
Maturities of investments	—	47,014
Cash paid for acquisition, net of cash acquired	(205,329)	—
Net cash (used in) provided by investing activities	(217,393)	38,101
Cash flows from financing activities
Proceeds from issuance of redeemable convertible preferred stock	—	95,514
Proceeds from issuance of common stock warrants, net of issuance costs	—	31,545
Proceeds from the exercise of public warrants	118,845	—
Merger and PIPE financing	511,646	—
Payment of deferred transaction costs	—	(513)
Payments of transaction costs related to Merger	(32,468)	—
Payment of tax withholding obligations on settlement of earnout shares	(20,895)	—
Repayment of borrowings	(36,051)	—
Proceeds from issuance of stock in connection with stock plans, net of withholding taxes	4,214	2,201
Change in driver funds and amounts due to customers	1,933	—
Net cash provided by financing activities	547,224	128,747
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(748)	13
Net increase in cash, cash equivalents, and restricted cash	220,000	95,940
Cash, cash equivalents, and restricted cash at beginning of period	145,891	73,153
Cash, cash equivalents, and restricted cash at end of period	$365,891	$169,093

ChargePoint Holdings, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Three Months Ended October 31, 2021		Three Months Ended October 31, 2020		Nine Months Ended October 31, 2021		Nine Months Ended October 31, 2020
Cost of Revenue:
GAAP cost of revenue	$48,978		$29,112		$125,615		$80,053
Stock-based compensation expense	(885)		(29)		(3,073)		(93)
Restructuring subsidies (1)	—		49		—		100
Amortization of intangible assets	(426)		—		(426)		—
Non-GAAP cost of revenue	$47,667		$29,132		$122,116		$80,060
Non-GAAP gross profit (gross margin as a percentage of revenue)	$17,367	27%	$7,233	20%	$39,549	24%	$24,039	23%

Operating Expenses:
GAAP research and development	$36,751		$18,919		$102,535		$54,071
Stock-based compensation expense	(5,840)		(448)		(20,198)		(1,205)
Restructuring subsidies (costs) (1)	—		27		—		(169)
Earn-out-related taxes (2)	—		—		(358)		—
Acquisition-related costs (3)	—		—		(86)		—
Cost related to secondary offering	—		—		(80)		—
Non-GAAP research and development (as a percentage of revenue)	$30,911	48%	$18,498	51%	$81,813	51%	$52,697	51%

GAAP sales and marketing	$24,361		$12,134		$62,258		$37,301
Stock-based compensation expense	(2,251)		(333)		(7,018)		(988)
Restructuring subsidies (costs) (1)	—		143		—		(68)
Earn-out-related taxes (2)	—		—		(424)		—
Acquisition-related costs (3)	—		—		(43)		—
Cost related to secondary offering	—		—		(40)		—
Amortization of intangible assets	(1,092)		—		(1,092)		—
Non-GAAP sales and marketing (as a percentage of revenue)	$21,018	32%	$11,944	33%	$53,641	33%	$36,245	35%

GAAP general and administrative	$20,268		$8,790		$57,467		$18,345
Stock-based compensation expense	(7,046)		(398)		(21,604)		(1,022)
Restructuring costs (1)	—		27		—		(339)
Earn-out-related taxes (2)	—		—		(713)		—
Acquisition-related costs (3)	(2,435)		—		(5,118)		—
Cost related to secondary offering	(15)		—		(2,517)		—
Non-GAAP general and administrative (as a percentage of revenue)	$10,772	17%	$8,419	23%	$27,515	17%	$16,984	16%

Non-GAAP Operating Expenses (as a percentage of revenue)	$62,701	96%	$38,861	107%	$162,969	101%	$105,926	102%

	Three Months Ended October 31, 2021		Three Months Ended October 31, 2020		Nine Months Ended October 31, 2021		Nine Months Ended October 31, 2020
Net Loss:
GAAP net loss	$(69,442)		$(40,890)		$(72,092)		$(106,275)
Stock-based compensation expense	16,022		1,208		51,893		3,308
Restructuring subsidies (costs) (1)	—		(246)		—		476
Earn-out-related taxes (2)	—		—		1,495		—
Acquisition-related costs (3)	2,435		—		5,247		—
Cost related to secondary offering	15		—		2,637		—
Amortization of intangible assets	1,518		—		1,518		—
Change in fair value of preferred stock warrant liability	—		7,320		(9,237)		18,301
Change in fair value of assumed common stock warrant liability	2,429		—		(30,911)		—
Change in fair value of contingent earn-out liability	—		—		(84,420)		—
Offering costs allocated to warrant liabilities	—		—		7,031		—
Non-GAAP net loss (as a percentage of revenue)	$(47,023)	(72)%	$(32,608)	(90)%	$(126,839)	(78)%	$(84,190)	(81)%
Provision for income taxes	(314)		98		(211)		203
Non-GAAP pre-tax net loss (as a percentage of revenue)	$(47,337)	(73)%	$(32,510)	(89)%	$(127,050)	(79)%	$(83,987)	(81)%

(1)Consists of restructuring costs for severances and related termination costs, net of any governmental assistance programs.
(2)Consists of employment taxes paid related to shares issued as part of the earnout.
(3)Consists of professional services fees related to acquisitions.